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                                                              EXHIBIT 10(iii)(b)

                    POST-RETIREMENT INCOME MAINTENANCE PLAN
                                 FOR DIRECTORS

                                October 22, 1981
                          (Amended December 15, 1983)
                           (Amended December 5, 1985)
                           (Amended January 1, 1986)
                            (Amended June 24, 1988)
                           (Amended January 26, 1989)
                            (Amended June 25, 1993)
                            (Amended June 24, 1994)
                           (Amended October 1, 1994)
                      (Amended Effective January 1, 1995)



1. RESOLVED, That the unfunded Post-Retirement Income Maintenance Plan ("the Plan") established by the Board of Directors at its meeting held on October 22, 1981, as amended December 15, 1983, December 5, 1985, January 1, 1986, June 24, 1988, January 26, 1989, June 25, 1993, June 24, 1994, October 1,
     1994, be and it hereby is amended effective January 1, 1995, pursuant to which any member of the Board of Directors who retires on or after December 15, 1983, is eligible.

2. RESOLVED FURTHER, That pursuant to the amended Plan, a director, who at the time of retirement from the Board shall have served five continuous years and have attained mandatory retirement age as defined in the Corporation's By-Laws, Section 2.03, receives for life an annual fee equal to the annual Board retainer in effect at the time of retirement, such fee to be paid in annual installments commencing the first October 30th following the Participants retirement and shall continue to be made October 30th of each succeeding year until full payment under the terms of this Plan has been paid.

3. RESOLVED FURTHER, That a director, who at the time of retirement from the Board has attained mandatory retirement age as defined in the Corporation's By-Laws, Section 2.03, but has not served five continuous years, upon approval by the Nominating Committee, shall receive for life an annual fee equal to the annual Board retainer in effect at the time of retirement, such fee to be paid in annual installments commencing the first October 30th following the Participants retirement and shall continue to be made October 30th of each succeeding year until full payment under the terms of this Plan has been paid.

4. RESOLVED FURTHER, That a director who retires early after completing at least five continuous years of service is entitled to receive an annual fee equal to the annual Board retainer in effect at the time of retirement. Such retainer shall be paid in equal annual installments for a period equal to the number of full years the retired director served on the Board.
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5.     RESOLVED FURTHER, That retired directors who have been employees or officers of the Corporation are eligible to participate in the Plan.

6. RESOLVED FURTHER, That a retired director who participates in the Plan or a director who dies while serving on the Board and would otherwise be eligible to receive benefits had he retired immediately prior to death shall be a "Plan Participant".

7. RESOLVED FURTHER, That nothing in the Plan, nor any action or acquiescence in the administration of the Plan, shall be considered to create any benefit, cause of action, right of sale, transfer, assignment, pledge, encumbrance, or other such right in any heirs or assigns of a Plan Participant or the estate of a Plan Participant, except that in the event of death of any Plan Participant prior to receiving payments equal to the number of full years of active service on the Board, the surviving lawful spouse, if any, will be entitled to the remainder of the Plan benefit payments for such service period or ten years, whichever comes first. In no event will the spouse be required to forfeit benefits by reason of that portion of annual payments made in advance which would have covered a period of time after the Participant's death.

8. RESOLVED FURTHER, That any former director who retired prior to June 24, 1988, and such director or his spouse is currently receiving retirement benefits, shall continue to receive such benefits under the Plan in effect at the time of the director's retirement, unless such director or his spouse shall make an irrevocable election to consent to participation in the Plan, as amended.

9. RESOLVED FURTHER, That any director who had attained mandatory retirement age on December 1, 1992 as defined in the Corporation's By-Laws, Section 2.03, and whose continuing service on the Board was authorized pursuant to a Board resolution adopted on December 3, 1992, shall qualify to receive benefits under the Plan based on the mandatory retirement age in effect pursuant to the Corporation's By-Laws, Section 2.03, on December 1, 1992.

10.    RESOLVED FURTHER, In the event of a "Change in Control" a Plan
     Participant shall be entitled to receive a lump sum payment equal to the present value of his vested plan benefits, determined as if he had retired from the Board on the date of the Change in Control using the lowest applicable discount rate permitted by the Internal Revenue Code. Notwithstanding the foregoing, in the event of a Change in Control occurring as a result of the transactions contemplated by the Agreement and Plan of Reorganization among Parent Corporation, Martin Marietta
     Corporation and Lockheed Corporation dated as August 29, 1994, a Plan Participant, who at the time of the Change in Control has attained age 62, has completed at least five continuous years of service, and who does not continue as a Director of Lockheed Martin Corporation immediately following the transaction, shall be entitled to receive a lump sum payment, determined as though he
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     had attained mandatory retirement age at the time of the Change in Control, if such payment would exceed the payment determined under the immediately preceding sentence provided however that for this purpose, (i) for any Board member on the date of the change in control, all periods of service as a Board member shall be aggregated and treated as continuous service;
     (ii) a Plan Participant's years of service shall be rounded to the next highest number if not whole years, whether continuous or not, and (iii) any director not continuing as a director of Lockheed Martin Corporation, in addition to the foregoing, shall be paid such committee and board fees that would have been paid had such director continued to serve on the Board of Directors and its committees for the remainder of the term of years approved by the stockholders of the Corporation. A "Change in Control" shall include the following: (i) a tender offer or exchange offer is made whereby the effect of such offer is to take over and control the affairs of the Corporation and such offer is consummated for the ownership of securities of the Corporation representing 25% or more of the combined voting powers of the Corporation's then outstanding voting securities; (ii) the Corporation is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Corporation, other than affiliates within the meaning of the Securities Exchange Act of 1934, as amended from time to time ("Exchange Act") or any party to such merger or consolidation; (iii) the Corporation transfers substantially all of its assets to another corporation or entity which is not a wholly owned subsidiary of the Corporation; (iv) any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Corporation; and (v) as the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of Directors of the Corporation immediately before the transaction, cease to constitute at least a majority thereof. The Plan provisions effectuating this resolution may not be amended after the occurrence of a Change in Control.

11. RESOLVED FURTHER, That in the event of the death of any active outside director whether or not such director has served as a director for five years, his spouse or beneficiary shall be entitled to receive a lump sum payment equal to the amount such director would have received in Board and Committee retainer fees had he continued to serve as a director for the entire period that he could have served as a director under the Corporation's By-Laws; and received the same dollar amount of compensation being paid immediately prior to death, provided however that no more than ten years of such imputed additional service shall be taken into account, such benefit shall not be included in the actuarial computation which would be required in the event of a Change of
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     Control.

12. RESOLVED FURTHER, That the proper officers of this Corporation be and they hereby are authorized to prepare the Post-Retirement Income Maintenance Plan document to effectuate the intent of the foregoing resolutions including any further amendments and to execute such further documents and do all such other acts and things and to take all such steps as they shall deem necessary or advisable or proper in order to fully carry out the intent of the foregoing resolutions.